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                                                   Exhibit 11


                                              WVS Financial Corp.
                                 Statement Re Computation of Per Share Earnings




                                                        Three Months Ended                 Six Months Ended
                                                          December 31,                       December 31,
                                                 ----------------------------      ----------------------------
                                                     1997             1996             1997             1996
                                                   ---------        ---------        ---------        ---------
Weighted average common shares outstanding .       1,748,287        1,736,960        1,748,006        1,736,895

Average unearned ESOP shares ...............         (39,117)         (55,656)         (41,511)         (56,666)
                                                   ---------        ---------        ---------        ---------
Weighted average common shares used to
calculate basic earnings per share .........       1,709,170        1,681,304        1,706,495        1,680,229

Common stock equivalents (stock options)
used to calculate diluted earnings per share          64,450           60,768           63,183           58,594
                                                   ---------        ---------        ---------        ---------

Weighted average common shares and common
stock equivalents used to calculate fully
diluted earnings per share .................       1,773,620        1,742,072        1,769,678        1,738,823
                                                 ===========      ===========      ===========      ===========


Net income .................................     $   996,073      $   911,982      $ 1,930,764      $ 1,162,240
                                                 ===========      ===========      ===========      ===========

Earnings per share:
   Basic ...................................     $      0.58      $      0.54      $      1.13      $      0.69
   Diluted .................................     $      0.56      $      0.52      $      1.09      $      0.67


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